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                                                                   Exhibit 23.11

                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Joint Proxy
Statement/Prospectus forming a part of this Registration Statement as a person about to become a director of Aetna Inc.

Hartford, Connecticut
April 26, 1996

/s/ Ronald E. Compton                           /s/ Ellen M. Hancock
- ------------------------------------            --------------------------------
Ronald E. Compton                               Ellen M. Hancock


/s/ William H. Donaldson                        /s/ Michael H. Jordan
- ------------------------------------            --------------------------------
William H. Donaldson                            Michael H. Jordan


/s/ Barbara Hackman Franklin                    /s/ Jack D. Kuehler
- ------------------------------------            --------------------------------
Barbara Hackman Franklin                        Jack D. Kuehler


/s/ Earl G. Graves                              /s/ Frank R. O'Keefe, Jr.
- ------------------------------------            --------------------------------
Earl G. Graves                                  Frank R. O'Keefe, Jr.


/s/ Gerald Greenwald                            /s/ Judith Rodin
- ------------------------------------            --------------------------------
Gerald Greenwald                                Judith Rodin